Exhibit 10.10

SUBLEASE

THIS SUBLEASE (“Sublease”), dated December 20, 2016, for reference purposes only, is entered into by and between WELLSPRING BIOSCIENCES LLC, a Delaware limited liability company (“Sublandlord”), and KURA ONCOLOGY, INC., a Delaware corporation (“Subtenant”).

RECITALS

A.Sublandlord has entered into a lease of certain premises consisting of approximately 24,759 square feet in a building, located at 3033 Science Park Road, San Diego, CA, pursuant to that certain lease of even date herewith, between ARE-SD REGION No. 35, LLC, as landlord (the “Master Landlord”) and Sublandlord, as tenant (as amended or otherwise modified from time to time, the “Master Lease”), a copy of which is attached as Exhibit A, as more particularly described therein (the “Premises”).  Capitalized terms used but not defined herein have the same meanings as they have in the Master Lease.

B.Sublandlord desires to sublease to Subtenant, and Subtenant desires to sublease from Sublandlord a portion of the Premises upon the terms and conditions provided for herein.

Now, THEREFORE, in consideration of the mutual covenants and conditions contained herein, Sublandlord and Subtenant covenant and agree as follows:

AGREEMENT

1.Subleased Premises.  On and subject to the terms and conditions below, Sublandlord hereby leases to Subtenant, and Subtenant hereby leases from Sublandlord, a portion of the Premises described as follows:

(a)That portion of the Premises consisting of approximately 5,216 rentable square feet, as more particularly shown on the layout attached at Exhibit B hereto (the “Subleased Premises”).

(b)Additionally, Subtenant is hereby granted the right to the nonexclusive use of the Common Areas as defined in the Master Lease and subject to the provisions of the Master Lease applicable to such Common Areas.  Subtenant covenants that its use of the Common Areas shall at all times comply with any all terms, conditions and provisions of the Master Lease and with any rules and regulations established by Master Landlord and/or Sublandlord from time to time.  Additionally, Subtenant is hereby granted the right to the nonexclusive use of the common areas within the Premises, outlined on Exhibit B attached hereto, which include a break room, and conference room (the “Sub-Common Area”).  Upon advance approval from Sublandlord, Subtenant may access the conference rooms located in the Premises (that are not included in the Subleased Premises or Sub-Common Areas).  Subtenant covenants that its use of the Sub-Common Area and conference rooms shall at all times comply with any all terms, conditions and provisions of the

Master Lease and with any rules and regulations established by Master Landlord and/or Sublandlord from time to time.

(c)Subtenant is hereby granted the right to the non-exclusive use of the Amenities as defined in the Master Lease and subject to the provisions of the Master Lease applicable to such Amenities. Subtenant covenants that its use of the Amenities shall at all times comply with any and all terms, conditions and provisions of the Master Lease and with any rules and regulations established by Master Landlord and/or Sublandlord from time to time.

2.Term.  The term of this Sublease shall commence on the date that is the later of (i) June 1, 2017 and (ii) the date that Landlord Delivers (as defined in the Master Lease) the premises subject to the Master Lease with Landlord’s Work in such premises Substantially Completed (as such terms are defined in the Master Lease) (“Sublease Commencement Date”) and shall expire on October 31, 2019 unless sooner terminated pursuant to any provision hereof (the “Term”).

3.Possession.  If for any reason Sublandlord cannot deliver possession of any of the Subleased Premises to Subtenant on the Sublease Commencement Date, Sublandlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Sublease or the obligations of Subtenant hereunder or extend the term hereof, provided that no rent shall be due hereunder with respect to the Subleased Premises until possession of the Subleased Premises has been delivered to Subtenant, and if for any reason Sublandlord cannot deliver possession of any of the Subleased Premises to Subtenant within thirty (30) days following the Sublease Commencement Date, Subtenant may terminate this Sublease by written notice to Sublandlord.

4.Rent.

(a)Commencing on the Sublease Commencement Date and continuing throughout the term of this Sublease, Subtenant shall pay monthly rent consisting of Base Rent and Additional Rent (as defined below) (collectively, “Rent”) to Sublandlord in the following amounts:

(i)Base Rent.  Subtenant shall pay to Sublandlord the Base Rent, on a per rentable square foot basis, then payable by Sublandlord under the Master Lease with respect to the Subleased Premises pursuant to Section 3(a), as adjusted by Section 4 of the Master Lease ("Base Rent").

(ii)Additional Rent.  In addition to Base Rent, Subtenant shall also pay to Sublandlord, (A) all Subtenant's Proportionate Share (as defined below) of Operating Expenses (as that term is defined in Section 5 of the Master Lease), (B) all of all Subtenant's Proportionate Share of the Amenities Fee (as that term is defined in the Master Lease), which Amenities Fee shall be considered a Premises Expense for the purposes of calculating the Proportionate Share, and (C) all Subtenant's Proportionate Share of all other costs payable by Subtenant under the Master Lease (collectively with the Operating Expenses and Amenities Fee, "Additional Rent"). Additional Rent shall be payable to Sublandlord as and when payments are due from Sublandlord pursuant to the Master Lease, but at least five (5) business days prior to the date Sublandlord must pay such amounts to Master Landlord, provided Sublandlord has invoiced Subtenant at least ten (10) business days prior to the date

Sublandlord must pay such amounts to Master Landlord.  Subtenant shall further pay to Sublandlord as Additional Rent any costs and expenses applicable to the Subleased Premises which are paid directly by Sublandlord, including, but limited to, utilities, personal property taxes and real property taxes.  Notwithstanding the foregoing, in the event any amounts payable by Sublandlord to Master Landlord are (i) due to Sublandlord’s breach of any provision of the Master Lease which is not the result of or attributable to any action or inaction by Subtenant or any of its employees, contractors or guests, (ii) due to Sublandlord’s negligence or willful misconduct, or (iii) are for the sole benefit of Sublandlord, then such amounts shall not be pro-rated between Sublandlord and Subtenant and shall be the sole responsibility of Sublandlord.  Notwithstanding the foregoing, in the event any amounts payable by Sublandlord to Master Landlord are (i) due to Subtenant’s breach of any provision of the Master Lease (ii) due to Subtenant’s negligence or willful misconduct, or (iii) are for the sole benefit of Subtenant, then such amounts shall not be pro-rated between Sublandlord and Subtenant and shall be the sole responsibility of Subtenant.  For the purposes of this Sublease, “Subtenant’s Proportionate Share” means the total rentable area of the Subleased Premises subleased by Subtenant hereunder divided by 165,607 (as to Subtenant’s Proportionate Share of the Project expenses), 102,607 (as to Subtenant’s Proportionate Share of the Building expenses) or 24,759 (as to Subtenant’s Proportionate Share of the Premises expenses) expressed as a percentage, as of each date under which payment is due from Subtenant hereunder.

(iii)Payment of Rent.  If the Sublease Commencement Date does not fall on the first day of a calendar month, Rent for the first month shall be prorated on a daily basis based upon a calendar month.  Rent shall be payable to Sublandlord in lawful money of the United States, in advance, without prior notice, demand, or offset, on or before the first day of each calendar month during the term hereof.  All Rent shall be paid to Sublandlord at the address specified for notices to Sublandlord in Section 14, below.

(b)In the event of any casualty or condemnation affecting the Subleased Premises, Rent payable by Subtenant shall be abated hereunder, but only to the extent that Rent under the Master Lease is abated, and Subtenant waives any right to terminate this Sublease in connection with such casualty or condemnation except to the extent the Master Lease is also terminated as to the Premises or any portion thereof.

5.Security Deposit.  Upon execution of this Sublease, Subtenant shall deposit with the Sublandlord the sum of fifteen thousand nine hundred and eight Dollars ($15, 908) as a security deposit (“Security Deposit”).  If Subtenant fails to pay Rent or other charges when due under this Sublease, or fails to perform any of its other obligations hereunder, and such failure is not cured within the applicable cure period under this Sublease, Sublandlord may use or apply all or any portion of the Security Deposit for the payment of any Rent or other amount then due hereunder and unpaid, for the payment of any other sum for which Sublandlord may become obligated by reason of Subtenant’s default or breach, or for any loss or damage sustained by Sublandlord as a result of Subtenant’s default or breach.  If Sublandlord so uses any portion of the Security Deposit, Subtenant shall restore the Security Deposit to the full amount originally deposited within ten (10) days after Sublandlord’s written demand.  Sublandlord shall not be required to keep the Security Deposit separate from its general accounts, and shall have no obligation or liability for payment of interest on the Security Deposit.  The Security Deposit, or so much thereof as had not theretofore been applied by Sublandlord, shall be returned to Subtenant within thirty (30) days of the expiration or earlier termination of this Sublease, provided Subtenant has vacated the Subleased Premises.

6.Assignment and Subletting.  Subtenant may not assign, sublet, transfer, pledge, hypothecate or otherwise encumber the Subleased Premises, in whole or in part, or permit the use or occupancy of the Subleased Premises by anyone other than Subtenant, unless Subtenant has obtained Sublandlord’s consent thereto (which consent Sublandlord may withhold in its sole discretion) and the consent of Master Landlord.

7.Master Lease.  This Sublease shall be subject and subordinate to all of the terms and provisions of the Master Lease, and Master Landlord shall have all rights in respect of the Master Lease and the Premises as set forth therein.  Except for payments of Rent and Operating Expenses under Sections 3 and 5 of the Master Lease (which payments shall be made by Sublandlord), and, except as otherwise provided herein, Subtenant hereby agrees to perform for Sublandlord’s benefit, during the term of this Sublease, all of Sublandlord’s obligations under the Master Lease but only to the extent they relate to the Subleased Premises which accrue during the term of this Sublease.  In the event of a conflict between the provisions of this Sublease and the Master Lease, as between the Sublandlord and the Subtenant, the provisions of this Sublease shall control.

8.Condition of Subleased Premises.  Subtenant has used due diligence in inspecting the Subleased Premises and agrees to accept the Subleased Premises in “as-is” condition and with all faults without any representation or warranty of any kind or nature whatsoever, or any obligation on the part of Sublandlord to modify, improve or otherwise prepare the Subleased Premises for Subtenant’s occupancy.

9.Use.  Subtenant may use the Subleased Premises only for the purposes as allowed in the Master Lease, and for no other purpose.  Subtenant shall promptly comply with all applicable statutes, ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the term of this Sublease governing, affecting and regulating the Subleased Premises, including but not limited to the use thereof, to the extent such compliance is required of the Sublandlord as tenant under the Master Lease.  Subtenant shall not use or permit the use of the Subleased Premises in a manner that will create waste or a nuisance, interfere with or disturb other tenants in the Building or violate the provisions of the Master Lease.  Additionally, Subtenant shall be responsible, at its sole cost and expense, to reimburse Sublandlord for any legal compliance costs incurred by Sublandlord as a result of Subtenant’s (a) particular use of the Subleased Premises (as opposed to general office and lab use), or (b) Subtenant’s obtaining any permit or license with respect to the Subleased Premises (regarding hazardous materials or otherwise).

10.Furniture.  During the term of this Sublease, Subtenant shall have the right to use the modular work stations and furniture identified on Exhibit C hereto (“Furniture”).  Subtenant shall accept such Furniture in its “as-is” condition without any representation or warranty by Sublandlord.  Subtenant’s insurance as required under this Sublease shall include an all risk property insurance policy for the Furniture for its full replacement value, and Subtenant shall maintain the Furniture during the term hereof.  At the expiration or earlier termination of this Sublease, Subtenant shall return the Furniture to Sublandlord in the same condition received, ordinary wear and tear excepted.

11.Incorporation of Sublease.

(a)All of the terms and provisions of the Master Lease, except as provided in subsection (b) below, are incorporated into and made a part of this Sublease, and the rights and obligations of the parties under the Master Lease are hereby imposed upon the parties hereto with respect to the Subleased Premises, the Subleased Premises being substituted for the Premises, the Term being substituted for the Term, the Sublandlord being substituted for the Landlord in the Master Lease, the Subtenant being substituted for the Tenant in the Master Lease with respect to the Subleased Premises, provided, however, that under no circumstance shall Sublandlord be obligated to, or be responsible or liable in any way, for Sublandlord’s or Master Landlord’s failure to, (i) perform any acts required to be completed by Master Landlord under the Master Lease, (ii) supply any item, including, but not limited to, any utility or service to the Subleased Premises required to be supplied by Master Landlord under the Master Lease, or (iii) complete any work and/or maintenance in the Subleased Premises required to be completed by Master Landlord under the Master Lease; and no such failure will in any way excuse Subtenant’s performance under this Sublease or entitle Subtenant to any abatement of rent or other charge.  In all provisions of the Master Lease requiring the approval or consent of Master Landlord, Subtenant shall be required to obtain the approval or consent of both Sublandlord and Master Landlord.  In all provisions of the Master Lease requiring that the tenant thereunder deliver notice to Master Landlord, Subtenant shall be required to deliver notice concurrently to Sublandlord and Master Landlord.  In all provisions of the Master Lease requiring tenant to submit, exhibit to, supply or provide Master Landlord with evidence, certificates, or any other matter or thing, Subtenant shall be required to submit, exhibit to, supply or provide, as the case may be, the same to both Master Landlord and Sublandlord.  In any such instance, Sublandlord shall determine if such evidence, certificate or other matter or thing shall be satisfactory.  In addition, (A) with respect to work, services, repairs, restoration, insurance, indemnities, representations, warranties or the performance of any other obligation of Master Landlord under the Master Lease, the sole obligation of Sublandlord shall be to request the same in writing from Master Landlord as and when requested to do so by Subtenant, and to use Sublandlord’s reasonable efforts (without requiring Sublandlord to spend more than a nominal sum) to obtain Master Landlord’s performance; (B) with respect to any obligation of Subtenant to be performed under this Sublease, wherever the Master Landlord grants to Sublandlord a specified number of days to perform its obligation under the Master Lease, except as otherwise provided herein, Subtenant shall have three (3) fewer days to perform the obligation, including, without limitations, curing any defaults; (C) in any case where the “Landlord” reserves or is granted the right to manage, supervise, control, repair, alter, regulate the use of, enter or use the Premises or any areas beneath, above or adjacent thereto, such reservation or grant of right of entry shall be deemed to be benefit of both Master Landlord and Sublandlord; (D) in any case where “Tenant” is to indemnify, release or waive claims against “Landlord”, such indemnity, release or waiver shall be deemed to run from Subtenant to both Master Landlord and Sublandlord; and (E) in any case where “Tenant” is to execute and deliver certain documents or notices to “Landlord” such obligation shall be deemed to run from Subtenant to both Master Landlord and Sublandlord.  In the event any casualty or condemnation gives either Master Landlord or Sublandlord the right to terminate the Master Lease and such right is exercised, this Sublease shall be terminated as of the date the Master Lease is so terminated, and neither Master Landlord nor Sublandlord shall have any liability to Subtenant by reason of such termination.

(b)The following Sections of the Master Lease are not incorporated herein: the introductory paragraphs, Sections 1, 2, 3, 4, 5, 6, 10, 11, 13, 14 17, 22 (except the second sentence of Section 22(a)), 35, 38, 39, 40, 42, 43 and 44(k) and Exhibits A, C and G.

(c)Subtenant hereby assumes and agrees to perform for Sublandlord’s benefit, during the term of this Sublease, all of Sublandlord’s obligations with respect to the Subleased Premises under the Master Lease, except as otherwise provided herein.  Subtenant shall not commit or permit to be committed any act or omission which violates any term or condition of the Master Lease.  This Sublease shall be subject and subordinate to all of the terms of the Master Lease.  If the Master Lease is terminated for any reason whatsoever, this Sublease shall automatically terminate and in such event Sublandlord shall have no liability whatsoever to Subtenant.

12.Insurance.  Subtenant shall be responsible for compliance with the insurance provisions of the Master Lease to the extent applicable to the Sublease Premises.  Such insurance shall insure the performance by Subtenant of its indemnification obligations hereunder and shall name Master Landlord and Sublandlord as additional insureds.  All insurance required under this Sublease shall contain an endorsement requiring thirty (30) days written notice from the insurance company to Subtenant and Sublandlord before cancellation or change in the coverage, insureds or amount of any policy.  Subtenant shall provide Sublandlord with certificates of insurance evidencing such coverage prior to the commencement of this Sublease.

13.Default.  In addition to defaults contained in the Master Lease and incorporated by reference above, failure of Subtenant to make any payment of Rent within three days of notice that it was not received when due hereunder shall constitute an event of default hereunder.  If Subtenant’s default causes Sublandlord to default under the Master Lease, Subtenant shall defend, indemnify and hold Sublandlord harmless from all damages, costs (including reasonable attorneys’ fees), liability, expenses or claims relating to such default.

14.Notices.  The addresses specified in the Master Lease for receipt of notices to each of the parties are deleted and replaced with the following:

To Sublandlord at:Before the Sublease Commencement Date:

Wellspring Biosciences LLC

11119 North Torrey Pines Road, Suite 125

La Jolla, CA 92037

Attn: Chief Financial Officer

After the Sublease Commencement Date:

Wellspring Biosciences LLC

3033 Science Park Drive

San Diego, CA 92121

Attn: Chief Financial Officer

To Subtenant at:Before the Sublease Commencement Date:

Kura Oncology, Inc.

11119 North Torrey Pines Road, Suite 125

La Jolla, CA 92037

Attn: Chief Financial Officer

After the Sublease Commencement Date:

Kura Oncology, Inc.

3033 Science Park Drive

San Diego, CA 92121

Attn: Chief Financial Officer

15.Sublandlord’s Obligations.

(a)To the extent that the provision of any services or the performance of any maintenance or any other act respecting the Subleased Premises, the Premises or Building is the responsibility of Master Landlord (collectively “Master Landlord Obligations”), upon Subtenant’s request, Sublandlord shall make reasonable efforts to cause Master Landlord to perform such Master Landlord Obligations, provided, however, that in no event shall Sublandlord be liable to Subtenant for any liability, loss or damage whatsoever in the event that Master Landlord should fail to perform the same, nor shall Subtenant be entitled to withhold the payment of Rent or terminate this Sublease.  It is expressly understood that the services and repairs which are incorporated herein by reference, including but not limited to the maintenance of exterior walls, structural portions of the roof, foundations, walls and floors, will in fact be furnished by Master Landlord and not by Sublandlord.  In addition, Sublandlord shall not be liable for any maintenance, restoration (following casualty or destruction) or repairs in or to the Building or the Subleased Premises, other than its obligations under the Master Lease and other than its obligations under this Sublease to use reasonable efforts to cause Master Landlord to perform its obligations under the Master Lease.

(b)Except as otherwise provided herein, Sublandlord shall have no other obligations to Subtenant with respect to the Subleased Premises or the performance of the Master Landlord Obligations.

16.Early Termination of Sublease.  If the Master Lease should terminate prior to the expiration of this Sublease (for any reason other than a breach of the Master Lease by Sublandlord which is not the result of or attributable to any action or inaction by Subtenant or any of its employees, contractors or guests), Sublandlord shall have no liability to Subtenant on account of such termination.  To the extent that the Master Lease grants Sublandlord any discretionary right to terminate the Master Lease, whether due to casualty, condemnation, or otherwise, Sublandlord shall be entitled to exercise or not exercise such right in its complete and absolute discretion.

17.Consent of Master Landlord and Sublandlord.  If Subtenant desires to take any action which requires the consent or approval of Sublandlord pursuant to the terms of this Sublease, prior to taking such action, including, without limitation, making any alterations, then, notwithstanding anything to the contrary herein, (a) Sublandlord shall have the same rights of approval or disapproval as Master Landlord has under the Master Lease, and (b) Subtenant shall not take any such action until it obtains the consent of Sublandlord and Master Landlord, as may be required under this Sublease or the Master Lease.  This Sublease shall not be effective unless and until any required written consent of the Master Landlord shall have been obtained.

18.Indemnity.  Subtenant shall indemnify, defend, protect, and hold Sublandlord and Master Landlord harmless from and against all actions, claims, demands, costs liabilities, losses, reasonable attorneys’ fees, damages, penalties, and expenses (collectively “Claims”) which may be brought or made against Sublandlord or which Sublandlord may pay or incur to the extent caused by (i) a breach of this Sublease by Subtenant, (ii) any violation of law by Subtenant or its employees, agents, contractors or invitees (collectively, “Agents”) relating to the use or occupancy of the Subleased Premises, (iii) any act or omission by Subtenant or its Agents resulting in contamination of any part or all of the Premises by Hazardous Materials, (iv) the negligence or willful misconduct of Subtenant or its Agents or (v) the use or occupancy of the Subleased Premises by Subtenant or its Agents.

Sublandlord shall indemnify, defend, protect, and hold Subtenant harmless from and against all Claims which may be brought or made against Subtenant or which Subtenant may pay or incur to the extent caused by a breach of this Sublease or Master Lease by Sublandlord, except to the extent due to any action or inaction by Subtenant or its agents.

19.Brokers.  Each party hereto represents and warrants that it has dealt with no broker in connection with this Sublease and the transactions contemplated herein.  Each party shall indemnify, protect, defend and hold the other party harmless from all costs and expenses (including reasonable attorneys’ fees) arising from or relating to a breach of the foregoing representation and warranty.

20.Maintenance and Repair; Surrender of Subleased Premises.  Subtenant shall, at Subtenant’s sole cost and expense, keep the Subleased Premises, including all improvements, fixtures and furnishings therein, in good order, repair and condition at all times during the Sublease Term, and in any event at least in the same condition as that when the Subtenant first takes possession of the Subleased Premises less normal wear and tear and Subtenant shall otherwise perform all maintenance and repairs in the Subleased Premises which Sublandlord is required to perform under the Master Lease; provided however, that, if Subtenant fails to make such repairs, Sublandlord may upon reasonable prior written notice to Subtenant, but need not, make such repairs and replacements, and Subtenant shall pay Sublandlord’s reasonable costs or expenses, arising from Sublandlord’s involvement with such repairs and replacements upon being billed for same.  Upon the expiration or earlier termination of this Sublease, Subtenant shall surrender the Subleased

Premises in the same condition as they were in on the Sublease Commencement Date, except for ordinary wear and tear.

21.No Third Party Rights.  The benefit of the provisions of this Sublease is expressly limited to Sublandlord and Subtenant and their respective permitted successors and assigns.  Under no circumstances will any third party be construed to have any rights as a third party beneficiary with respect to any of said provisions.

22.Counterparts.  This Sublease may be signed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

In Witness Whereof, the parties have executed this Sublease as of the elate first written above.

Wellspring Biosciences LLC		Kura Oncology, Inc.
By:	/s/ Heidi Henson	By:	/s/ Troy E. Wilson, Ph.D., J.D.
Its:	CFO	Its:	President and CEO

EXHIBIT A

Master Lease

EXHIBIT B

Subleased Premises

EXHIBIT C

Furniture

Open Office Workstations	21
Private Office Workstations	5
Private Office Case Goods	5
Reception Desk	1
Conference Room Tables	1
Occasional Table (Lobby)	1
Occasional Table (Private Office)	5

Chairs:
Office Task Chairs	26
Conference Chairs	8
Lobby Chairs	2